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EXHIBIT 10.1

SOUTHERN CALIFORNIA LOGO, INC.
    dba: SEW CAL LOGO                                  (310) 352-3300
   207 W. 138th STREET                              FAX: (310) 352-3370
 LOS ANGELES, CA 90061                           Website: www.sewcal.com

                                                                  April 30, 2001

Board of Directors
Freestar Technologies, Inc.
43430 E. Florida Ave. Suite F-319
Hemet, CA 92544

Gentlemen:

This letter shall outline the status, based on our prior written agreements with Freedom Surf, Inc. (renamed Freestar Technologies, Inc.) and the Board of Directors' contact with its former management, in respect to the matters set forth below:

         1. Freestar Technologies, Inc. acknowledges it's default of the Asset Purchase Agreement of May 12, 2000 and the extensions thereof. Sew Cal Logo and Rick and Judy Songer have no further obligations under the agreement.

         2. The 250,000 shares of common stock of Freedom Surf, Inc. issued on May 2, 2000 to July Songer were non-refundable and Freestar Technologies, Inc. acknowledges that Judy Songer is entitled to retain such shares in consideration for execution of the agreement and extensions thereof.

         3. The 650,000 shares of common stock issued on May 2, 2000 to Rick Songer are to be retained by him in consideration for his working with the new Board of Freestar Technologies, Inc. and his extension to complete the transaction with Freestar to April 30, 2001. The parties acknowledge that valid consideration has been paid for these shares and that Rick Songer has no further obligation to Freestar with respect to these shares.

         4. It is our mutual understanding that the 250,000 shares held by Judy Songer and the 650,000 shares held by Rick Songer were issued by the prior board on a non-dilutive basis and for a period of 3 years from the date of this letter shall not be subject to any reverse stock split effected by the company.

         5. $500,000.00 was paid to Sew Cal Logo on August 22, 2000 as a deposit for operating capital pursuant to the Asset Purchase Agreement of May 2, 2000. As agreed with management, this shall be retained by Sew Cal Logo as liquidated damages in consideration of Sew Cal Logo's services rendered, extension of the agreement, and the breach of the agreement by Freestar Technologies, Inc. Neither Sew Cal Logo nor the Songers shall have any obligation to repay such amount.



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         6.       The $800,000.00 Promissory Note payale to Rick and Judy Songer shall be cancelled and returned to Freestar Technologies, Inc.

This letter, when signed, shall constitute the approval of the board of directors of Freestar Technologies, Inc. to all of the terms of this agreement.

Agreed to this 30th day of April, 2001.

                                        /s/ Rick Songer
                                        ----------------------------------------
                                        RICK SONGER, Individually and on
                                        behalf of Southern California Logo, Inc.

                                        /s/ Judy Songer
                                        ----------------------------------------
                                        JUDY SONGER, Individually and on
                                        behalf of Southern California Logo, Inc.

                                        /s/ Charles C. Hooper
                                        ----------------------------------------
                                        CHARLES C. HOOPER, Chairman, CEO
                                        FREESTAR TECHNOLOGIES, INC.